UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

DIANTHUS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38541	81-0724163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square 43rd Floor
New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 999-4055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	DNTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22 2025, Leon O. Moulder, Jr., a member of the Board of Directors (the “Board”) of Dianthus Therapeutics, Inc. (the “Company”), notified the Company of his resignation from the Board effective immediately. Mr. Moulder’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 22, 2025, the Board appointed Simon Read, Ph.D., as a Class III director of the Company and as a member of both the Science and Technology Committee of the Board (the “S&T” Committee) and the Nominating and Corporate Governance Committee of the Board (the “N&CG” Committee), effective immediately. In accordance with the Company’s current Non-Employee Director Compensation Policy (the “Policy”), Dr. Read will receive an initial grant of an option to purchase 25,000 shares of the Company’s common stock. The option will vest as to one-third of the shares subject to the option on each of the first, second and third anniversaries of the date of grant, subject to Dr. Read’s continued service to the Board through the applicable vesting dates.

In addition, consistent with the Policy, Dr. Read will receive cash compensation of $40,000 per year for his service on the Board, and cash compensation of $5,000 per year for his service as a member of the S&T Committee and $5,000 per year for his service as a member of the N&CG Committee, both payable quarterly and prorated for any calendar quarter of partial service. Dr. Read will also be eligible to receive annual grants of equity awards pursuant to, and in accordance with, the Policy as in effect from time to time. In connection with his appointment, Dr. Read will enter into a standard indemnification agreement in the form previously approved by the Board.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2025, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote on the three proposals set forth below, each of which is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 10, 2025. The final voting results for the Annual Meeting are set forth below.

Proposal 1 – Election of Class I Directors

The Company’s stockholders elected Marino Garcia and Paula Soteropoulos as Class I directors, to serve until the 2028 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The votes cast at the Annual Meeting vote with respect to the election of each Class I director were as follows:

Nominees	For	Withheld	Broker Non-Votes
Marino Garcia	23,703,737	2,122,220	1,996,674
Paula Soteropoulos	22,695,868	3,130,089	1,996,674

Proposal 2 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The results of the stockholders’ vote with respect to Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
22,132,031	3,684,797	9,129	1,996,674

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain	Broker Non-Votes
27,812,736	1,706	8,189	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIANTHUS THERAPEUTICS, INC.

Date:	May 22, 2025	By:	/s/ Adam M. Veness, Esq.
Adam M. Veness, Esq. SVP, General Counsel and Secretary